                                                                   EXHIBIT 10.25

                     PATENT AND KNOW-HOW LICENSE AGREEMENT

     THIS PATENT AND KNOW-HOW LICENSE AGREEMENT (the "Agreement") dated as of the 1st day of June, 1996 (the "Effective Date"), is made by and between the TRUSTEES OF BOSTON UNIVERSITY (hereinafter referred to as "UNIVERSITY"), a corporation duly organized and existing under the laws of the Commonwealth of Massachusetts and having a principal office at 147 Bay State Road, Boston, Massachusetts 02215, and Sequenom, Inc., a corporation organized under the laws of Delaware, whose address is c/o Techno Venture Management, 101 Arch Street, Suite 1950, Boston, Massachusetts 02110 (Sequenom, Inc. and any Affiliate of Sequenom, Inc. hereinafter referred to as "LICENSEE").

                                  WITNESSETH:

     WHEREAS, UNIVERSITY and LICENSEE have entered into a certain Sponsored Research Agreement, effective as of September 15, 1994 (the "Sponsored Research Agreement"), pursuant to which UNIVERSITY granted to LICENSEE a first option to acquire an ***, worldwide license to certain technology; and

     WHEREAS, UNIVERSITY and LICENSEE wish to set forth the terms of such exclusive, worldwide license;

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereby agree as follows:

                            ARTICLE I.  DEFINITIONS
                            -----------------------

     For purposes of the Agreement, the terms defined in this Article shall have the respective meanings set forth below:

     1.1  "Affiliate" shall mean, with respect to any Person, any other Person
           ---------
which directly or indirectly controls, is controlled by, or is under common control with, such Person. A Person shall be regarded as in control of another Person if it directly or indirectly possesses the power to direct or cause the direction of the management and policies of the other Person by any means whatsoever.

     1.2  "Field" shall mean  ***   .
           -----

     1.3  "First Commercial Sale" shall mean, with respect to any Product, the
           ---------------------
first sale for use or consumption by the general public of such Product.

     1.4  "Net Income" shall mean all royalties actually received by LICENSEE
           ----------
from sublicensees with respect to Products and all sublicense fees (including technology access fees, license issue fees, and license maintenance fees, but excluding payments in connection with the issuance of debt or securities by LICENSEE) actually received by LICENSEE relating solely to sublicenses of University Patent Rights or University Know-How, in each case that do not

     *** Portions of this page have been omitted pursuant to confidential
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involve Net Sales of Products by LICENSEE, less all costs, expenses and disbursements incurred by LICENSEE in connection therewith, including, without limitation, all legal and accounting fees associated with the preparation, negotiation and implementation of any such sublicense agreements.

     1.5  "Net Sales" shall mean the gross amount billed or invoiced on sales
           ---------
by LICENSEE of Products, less the following: (i) trade, quantity, or cash discounts to the extent actually allowed and taken; (ii) amounts repaid or credited by reason of rejection or return; and (iii) any taxes, imposts, tariffs, custom duties or other governmental charges levied on the production, sale, transportation, delivery, or use of a Product which are paid by or on behalf of Company.

     1.6  "Person" shall mean an individual, corporation, partnership, trust,
           ------
business trust, association, joint stock company, limited liability company, limited liability partnership, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

     1.7  "Product" shall mean any product which if made, used or sold would
           -------
infringe one or more Valid Patent Claims in an issued patent but for the license granted by the Agreement, or which otherwise uses, incorporates or was conceived, developed or reduced to practice using the UNIVERSITY Patent Rights or UNIVERSITY Know-How.

     1.8  "Territory"' shall mean all jurisdictions worldwide.
           ----------

     1.9  "Third Party" shall mean any Person other than UNIVERSITY, LICENSEE
           -----------
and their respective Affiliates.

     1.10  UNIVERSITY Improvements" shall mean all inventions, discoveries,
           -----------------------
processes, methods, compositions, formulae, procedures, protocols, software developments and improvements, techniques, results of experimentation and testing, information and data, which have been conceived by employees or others acting on behalf of UNIVERSITY, either alone or jointly with others, as of the Effective Date of the Agreement, or which are conceived by employees or others acting on behalf of UNIVERSITY, either alone or jointly with others, during any Research Program under the Sponsored Research Agreement, and which constitute improvements to the UNIVERSITY Patent Rights or UNIVERSITY Know-How or are conceived, developed or reduced to practice using the UNIVERSITY Patent Rights or UNIVERSITY Know-How.

     1.11 "UNIVERSITY Know-How" shall mean all inventions, discoveries,
           -------------------
processes, methods, compositions, formulae, procedures, protocols, software developments and improvements, techniques, results of experimentation and testing, information and data, which are not generally known, (i) embodying or produced through use of UNIVERSITY Patent Rights and associated know-how, or
(ii) embodying or produced through inventions conceived, discovered or reduced to practice, whether alone or with others, by UNIVERSITY employees or with UNIVERSITY facilities or equipment, in the course of any Research Program under the Sponsored Research Agreement, or (iii) otherwise regarding the Field, in which UNIVERSITY

                                                                  -Page 2 of 23-
has an ownership or other interest during the term of this Agreement; all to the extent and only to the extent that UNIVERSITY has the right to grant licenses or other rights thereunder.

     1.12  "UNIVERSITY Patent Rights" shall mean (a)              ***
            --------------------------
and all patent applications, heretofore or hereafter filed or having legal force in any country within the Territory, embodying or produced through inventions conceived, discovered or reduced to practice, whether alone or with others, by UNIVERSITY employees or with UNIVERSITY facilities or equipment, in the course of any Research Program under the Sponsored Research Agreement, or otherwise regarding analysis, sequencing and detection of nucleic acids using mass spectrometry, which claim an invention in which UNIVERSITY has an ownership or other interest during the term of this Agreement, (b) all patents that have issued or in the future issue from the patent applications described in clause
(a) above, including utility, model and design patents and certificates of invention, and (c) all divisions, continuations, continuations-in-part which are directed to subject matter specifically described in the U.S. Patents and Patent Applications listed above, reissues, renewals, extensions or additions to any such patent applications and patents, and any UNIVERSITY Improvements thereto upon which a patent application has been filed or a patent has issued. A list of the UNIVERSITY Patent Rights as of the date of the Agreement is attached hereto as Exhibit A.

     1.13  "Valid Patent Claim" shall mean a claim of an issued and
            ------------------
unexpired patent included within the UNIVERSITY Patent Rights that has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, which decision is unappealable or has not been appealed within the time allowed for appeal, and that has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise.

                  ARTICLE II. REPRESENTATIONS AND WARRANTIES
                  ------------------------------------------

     Each party hereby represents and warrants to the other party as follows:

     2.1   Existence and Power.  Such party (a) is duly organized, validly
           -------------------
existing and in good standing under the laws of the jurisdiction in which it is incorporated and (b) has the power and authority and the legal right to own and operate its property and assets, to lease the property and assets it operates under lease, and to carry on its business as it is now being conducted.

     2.2   Authorization and Enforcement of Obligations.  Such party (a) has the
           --------------------------------------------
power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder and (b) has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly

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executed and delivered on behalf of such party and constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.

     2.3  No Consents.  To the knowledge of such party and subject to the rights
          -----------
of the United States government set forth in the Bayh-Dole Act, 35 U.S.C. (S) 200 et seq. (1980), all necessary consents, approvals and authorizations of all governmental authorities and other Persons required to be obtained by such party in connection with this Agreement have been obtained.

     2.4  No Conflict.  The execution and delivery of this Agreement and the
          -----------
performance of such party's obligations hereunder (a) to the knowledge of such party and subject to the rights of the United States government set forth in the Bayh-Dole Act, 35 U.S.C. (S) 200 et seq. (1980), do not conflict with or violate any requirement of applicable laws or regulations, and (b) do not conflict with, or constitute a default under, any contractual obligation of it.

     2.5  University Representations and Warranties.  UNIVERSITY hereby
          -----------------------------------------
represents and warrants to LICENSEE as follows:

          (a)  Validity and Enforceability of UNIVERSITY Patent Rights.  To the
               -------------------------------------------------------
knowledge of UNIVERSITY, every claim of the patents listed on Exhibit A attached hereto is valid and enforceable, and every claim of the patent applications listed on such Exhibit A, is valid and, if issued, shall be enforceable.

          (b)  Third Party Claims.  No claim has been made by, and to the
               ------------------
knowledge of UNIVERSITY no claim is available to, any Third Party that any activity permitted by the licenses granted to LICENSEE pursuant to this Agreement constitutes an infringement of any right of any such Third Party anywhere in the world, including, without limitation, any right under any copyright, trademark, trade secret, patent, or other proprietary right of any such Third Party.

          (c)  Patent Documents. UNIVERSITY has provided LICENSEE with copies of
               ----------------
all documents relevant to the validity or enforceability of the University Patent Rights, including, without limitation, copies of all patent searches and legal opinion letters relating to any patents included within the University Patent Rights and copies of all documents relating to any infringement of the University Patent Rights.

     2.6  Warranty Disclaimer.  EXCEPT AS SET FORTH IN THIS SECTION 2,
          -------------------
UNIVERSITY MAKES NO WARRANTY, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, OF NON-INFRINGEMENT, OF SCOPE OF PATENT RIGHTS, OR OF FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY PATENT, TRADEMARK, SOFTWARE, NON-PUBLIC OR OTHER INFORMATION, OR TANGIBLE RESEARCH PROPERTY, LICENSED OR OTHERWISE PROVIDED TO LICENSEE HEREUNDER AND HEREBY DISCLAIMS THE SAME.

                                                                  -Page 4 of 23-
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                          ARTICLE III.  LICENSE GRANT
                          ---------------------------

     3.1  License Grant to LICENSEE.  UNIVERSITY hereby grants to LICENSEE an
          -------------------------
***    license, including the right to grant sublicenses, under the UNIVERSITY
Patent Rights and UNIVERSITY Know-How to develop, make, have made, use, sell, license, market and otherwise exploit Products in the Territory. Except as set forth in Section 3.2 of this Agreement, such license shall be *** as to UNIVERSITY. Such license shall be limited to the Field with respect to the inventions set forth on Exhibit C-I to the Sponsored Research Agreement; otherwise, such license shall be valid with respect to any field.

     3.2  Reservation of Certain Rights.  Notwithstanding the foregoing, the
          -----------------------------
license granted to LICENSEE by the Agreement is subject to the reservation of
(a) a *** license, *** for UNIVERSITY and its affiliated hospitals to use the inventions claimed by the UNIVERSITY Patent Rights solely for *** purposes and
(b) if and to the extent applicable, the rights of the United States of America as set forth in Public Laws 96-517 and 98-620 (codified at 35 U.S.C. 200 et.
                                                                         --
seq.).
---

LICENSEE shall comply with the provisions of 35 U.S. C. 204, as amended from time to time. The Parties shall comply with all applicable United States and foreign laws and regulations, and nothing in this Agreement shall require or be construed to require either Party to violate such provisions of law or subject either Party to liability for adhering to such provisions of law.

     3.3  Technical Assistance.
          --------------------

          (a) Upon execution of the Agreement, UNIVERSITY shall disclose and make available to LICENSEE all information available to UNIVERSITY and not previously disclosed to LICENSEE regarding the use of the UNIVERSITY Patent Rights and UNIVERSITY Know-How.

          (b) During the term of the Agreement, upon reasonable notice, during normal business hours and after agreement on anticipated costs, UNIVERSITY (a) shall provide such technical assistance regarding the UNIVERSITY Patent Rights and UNIVERSITY Know-How as LICENSEE reasonably requests to conduct its activities contemplated by the Agreement, (b) shall make available to LICENSEE such technical personnel of UNIVERSITY as reasonably necessary to provide the foregoing technical assistance, and (c) shall disclose and make available to LICENSEE all information available to UNIVERSITY and not previously disclosed to LICENSEE regarding the use of the UNIVERSITY Patent Rights and UNIVERSITY Know-How. LICENSEE shall reimburse UNIVERSITY for research or consulting costs agreed by the parties for any such technical assistance, together with such reasonable out-of-pocket travel and other expenses incurred by UNIVERSITY in providing such technical assistance as are approved in advance by LICENSEE. UNIVERSITY shall provide LICENSEE with estimates of the anticipated costs of any requested technical assistance prior to undertaking such technical assistance.

     3.4  Exclusivity of Sublicenses.  LICENSEE hereby agrees that every
          --------------------------
sublicensing agreement to which it shall be a party and which shall relate to the rights, privileges and license

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granted hereunder shall contain a statement describing the conditions under which LICENSEE'S exclusive rights, privileges and license hereunder may terminate.

     3.5  Copies of Sublicenses.  LICENSEE shall furnish to UNIVERSITY a true
          ---------------------
and complete copy of each sublicense agreement and each amendment thereto, promptly after the sublicense or amendment has been executed. Each such sublicense agreement or amendment shall constitute Confidential Information of LICENSEE.

     3.6  Obligations of Sublicensees.  LICENSEE agrees that any sublicenses
          ---------------------------
granted by it shall not be inconsistent with this Agreement and shall contain provisions comparable to the provisions of this Agreement with respect to confidentiality.

     3.7  Limitation on Rights.  The license granted hereunder shall not be
          --------------------
construed to confer any rights upon LICENSEE by implication, estoppel or otherwise as to any technology not specifically licensed hereunder.

                          ARTICLE IV.  DUE DILIGENCE
                          --------------------------

     4.1 LICENSEE agrees to use commercially reasonable efforts to effect introduction of the use of the Products into the United States commercial market as soon as practical, consistent with sound and reasonable business practices and judgments.

     4.2 LICENSEE acknowledges that UNIVERSITY shall be permitted to review any business plan of LICENSEE that LICENSEE has provided to UNIVERSITY's Community Technology Fund ("CTF") from time to time, and LICENSEE hereby authorizes CTF to release any such business plan to UNIVERSITY. UNIVERSITY shall have the right to render non-exclusive the license granted under Section 3 of this Agreement, solely with respect to any particular "subject inventions," as defined in the Bayh-Dole Act, 35 U.S.C. 201(e) (1980), within the UNIVERSITY Patent Rights, if and only if: (i) at any time after four (4) years after the Effective Date, within ninety (90) days after written notice from UNIVERSITY to LICENSEE of UNIVERSITY's intent to render such license ***, LICENSEE has not put the subject inventions into commercial use and is not keeping such subject inventions reasonably available to the public; (ii) LICENSEE is not demonstrably engaged in a significant research, development, manufacturing, marketing or licensing program with respect to such subject inventions; and (iii) such failure does not result from actions or inactions of any agency whose approval is required for commercial sales. At any time after seven (7) years after the Effective Date, UNIVERSITY shall have the right to terminate the license granted under Section 3 of this Agreement, solely with respect to any such "subject inventions," if and only if the conditions set forth in sub-paragraphs (ii) and (iii) in the preceding sentence are met and, within ninety (90) days after written notice from UNIVERSITY to LICENSEE of UNIVERSITY's intent to terminate such license, LICENSEE has not put such subject inventions into commercial use and is not keeping such subject inventions reasonably available to the public. If UNIVERSITY elects to terminate such license with respect to particular subject inventions, the UNIVERSITY shall refund to LICENSEE that portion of the funds provided to UNIVERSITY by LICENSEE under the Sponsored Research Agreement that related to the development of such subject
                                                                  -Page 6 of 23-


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inventions. UNIVERSITY's rights under this Section 4.2 shall be UNIVERSITY's sole remedy for failure by LICENSEE to put Products to commercial use or to make Products available to the public. Without limiting the generality of the foregoing, failure by LICENSEE to put Products to commercial use or to make Products available to the public shall not constitute a ground for UNIVERSITY to terminate this Agreement under Section 9.4 hereof.

                              ARTICLE V. PAYMENTS
                              -------------------

     5.1  Royalties.        ***
          ---------

          (a)       ***

          (b)       ***

          (c)       ***

     5.2  Payments. All royalties pursuant to Section 5.1 shall accrue on the
          --------
date on which LICENSEE actually receives payment with respect to Net Sales of particular Products or with respect to particular Net Income. All royalties pursuant to Section 5.1 shall be paid on a quarterly basis, within 60 days following the end of the quarter in which they accrued. Each payment shall be accompanied by a report setting forth the calculation of the amount due. All monies to be paid to UNIVERSITY shall be made and computed in United States Dollars, and LICENSEE shall use its best efforts to convert royalties in any country to United States Dollars; provided, however, that if conversion to and transfer of Dollars cannot be made by LICENSEE in any country for any reason, LICENSEE may pay such sums in the currency of the country in which Net Sales are made or Net Income is paid to LICENSEE, deposited in UNIVERSITY's name, in a bank designated by UNIVERSITY in any such country. The rate of exchange of local currencies to United States Dollars shall be the rate of exchange prevailing at the Bank of Boston on the day such payment is made pursuant to the periods set forth in this Section 5.2.

     5.3  Reports. Within sixty (60) days after March 31, June 30, September 30
          -------
and December 31 of each year in which this Agreement is in effect, LICENSEE shall deliver to UNIVERSITY full, true and accurate reports of its activities relating to this Agreement during the preceding three month period. These reports shall include at least the following:

          (a)  amount of Net Sales for period;

          (b)  deductions applicable to a determination of Net Sales;

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          (c)  amount of Net Income received from sublicensees;

          (d)  deductions applicable to a determination of Net Income;

          (e)  total royalties due; and

          (f) activities of LICENSEE directed toward promoting the sale and use of Products.

     5.4  Records. LICENSEE shall keep (or cause to be kept) and maintain
          -------
complete and accurate records of its sales of the Products in accordance with generally accepted accounting principles. Such records shall be accessible to an authorized representative selected and paid for by UNIVERSITY and acceptable to LICENSEE, not more than once a year at any reasonable time during business hours until three (3) years after the end of the royalty period to which such records relate, for the purpose of verifying NET SALES and any royalty due thereon. Such representative shall disclose to UNIVERSITY only information relating to the accuracy of the records kept and the payments made, and shall be under a duty to keep confidential any other information gleaned from such records. Any adjustment in the amount of royalties due the UNIVERSITY on account of overpayment or underpayment of royalties shall be made at the next date when royalty payments are to be made to the UNIVERSITY under Section 5.2 herein. If the verification on behalf of the UNIVERSITY results in an upward adjustment of greater than ten percent (10%) of royalties due to the UNIVERSITY for the period of time in question, LICENSEE shall pay the out-of-pocket expenses of the UNIVERSITY relating to such verification.

     5.5  Credits.
          -------

          (a) If LICENSEE must pay license fees or royalties to Third Parties on a Product, LICENSEE may credit against any amounts due UNIVERSITY a total of *** of such payments to Third Parties; provided, however, that any payment otherwise due UNIVERSITY shall not be reduced by more than ***. In addition, and notwithstanding, the last clause of the preceding sentence, in the event that the license fees and royalties payable hereunder and to Third Parties on a Product exceed *** of the Net Sales price of such Product in any jurisdiction or *** of LICENSEE's Net Income with respect to sublicenses in such jurisdiction, LICENSEE may reduce any amounts due UNIVERSITY hereunder pro rata with the license fees and royalties due Third Parties on such Product, to the extent necessary to reduce the total license fees and royalties for such Product to *** of the Net Sales price of the Product or *** of LICENSEE'S Net Income in such jurisdiction.

          (b) LICENSEE may credit against any amounts due UNIVERSITY under this Agreement a total of *** of expenses relating to patent filings, prosecution, and maintenance for the licensed invention(s).

          (c) The amounts credited pursuant to this Section 5.5 are in addition to any credit or offset permitted pursuant to Section 6.2 hereof.

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     5.6  Late Payments. In the event that any payment due hereunder is not
          -------------
made when due, the payment shall accrue interest beginning on due date as herein specified, calculated at the annual rate of the prime interest rate quoted by the Bank of Boston on the date said payment is due, the interest being compounded on the last day of each calendar quarter, provided that in no event shall said annual rate exceed the maximum legal interest rate in Massachusetts. The payment of such interest shall not foreclose UNIVERSITY from exercising any other rights it may have as a consequence of any overdue payment.

                       ARTICLE VI. INFRINGEMENT ACTIONS
                       --------------------------------

     6.1  Enforcement of UNIVERSITY Patent Rights. UNIVERSITY shall notify
          ---------------------------------------
LICENSEE of any infringement in the Territory known to UNIVERSITY of the UNIVERSITY Patent Rights and shall provide LICENSEE with the available evidence, if any, of such infringement. LICENSEE, at its sole expense, shall have the right to determine the appropriate course of action to enforce the UNIVERSITY Patent Rights or otherwise abate the infringement thereof, to take (or refrain from taking) appropriate action to enforce the UNIVERSITY Patent Rights, to control any litigation or other enforcement action and to enter into, or permit, the settlement of any such litigation or other enforcement action with respect to the UNIVERSITY Patent Rights, and shall consider, in good faith, the interests of UNIVERSITY in so doing. The parties may agree to permit UNIVERSITY to control any such enforcement action. The party controlling any enforcement action shall not settle the action or otherwise consent to judgment in such action that adversely affects the rights or interests of the non-controlling party or imposes additional obligations on the non-controlling party, without the prior written consent of the non-controlling party. The party controlling any enforcement action shall pay all expenses associated with such action; provided, however, that LICENSEE may offset fifty percent (50%) of the expenses incurred in any such action against any amounts due UNIVERSITY, provided that in no event shall any payment otherwise due UNIVERSITY be reduced for such purpose by more than fifty percent (50%). Any recovery obtained in such action shall be distributed in the following order of precedence: (1) UNIVERSITY will be reimbursed for any withheld payments, (2) LICENSEE will be reimbursed for its expenses, (3) UNIVERSITY will be paid a reasonable approximation of its royalty on lost sales of Products, and (4) LICENSEE will retain any remaining amounts except with respect to punitive or other exemplary damages, which shall be distributed seventy percent (70%) to LICENSEE and thirty percent (30%) to UNIVERSITY.

     6.2  Abandonment of Suit. Should either party commence a suit under these
          -------------------
provisions and thereafter elect to abandon the same, it shall give timely notice to the other party who, if it so desires, may continue prosecution of such suit; provided, however, that the sharing of expenses and any recovery in such suit shall be as agreed upon between the parties.

     6.3  Allegations of Invalidity or Non-Infringement. In the event any claim
          ---------------------------------------------
or action alleging invalidity or non-infringement of any of the UNIVERSITY Patent Rights is brought against LICENSEE and/or UNIVERSITY, LICENSEE shall have the right to control the defense and settlement of the action, provided that payment of the expenses and costs of such action, including attorneys' fees, shall be borne and reimbursed as set forth in Section 6. 1.

                                                                  -Page 9 of 23-

     6.4  Cooperation. In any infringement suit as either party may institute
          -----------
to enforce the UNIVERSITY Patent Rights pursuant to this Agreement, the other party hereto agrees, at the request and expense of the party initiating the suit, to use its best efforts to cooperate, to have its employees testify when requested and to make available relevant records, papers, information, samples, specimens, and the like.

     6.5  Consent to Settlement. No settlement or consent judgment or other
          ---------------------
voluntary and final disposition of any suit affecting the UNIVERSITY Patent Rights may be entered into without the consent of both parties, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, the party controlling any suit referred to in this Article VI shall have the right to settle any claims for infringement upon such terms and conditions that shall be mutually agreed upon by UNIVERSITY and LICENSEE. During the term of this Agreement, and upon the consent of UNIVERSITY, LICENSEE shall have the right to sublicense any alleged infringer under the UNIVERSITY Patent Rights.

                         ARTICLE VII. CONFIDENTIALITY
                         ----------------------------

     7.1  Confidential Information. Each party shall exercise reasonable care
          ------------------------
to maintain in confidence all information of the other party (including samples) disclosed by the other party and identified as, or acknowledged to be, confidential (the "Confidential Information"), and shall not use, disclose or grant the use of the Confidential Information except on a need-to-know basis to those directors, officers, employees, agents, permitted sublicensees and permitted assignees, to the extent such disclosure is reasonably necessary in connection with such party's activities as authorized under this Agreement. Each party shall notify the other promptly upon discovery of any unauthorized use or disclosure of the other party's Confidential Information.

     7.2  Permitted Disclosures. The nonuse and nondisclosure obligations
          ---------------------
contained in this Article shall not apply to the extent that (a) any receiving party (the "Recipient") is required (i) to disclose information by law, order or regulation of a governmental agency or a court of competent jurisdiction, or
(ii) to disclose information to any governmental agency for purposes of obtaining approval to test or market a product or to apply for a patent on any UNIVERSITY Improvement, provided that the Recipient shall provide written notice thereof to the other party and sufficient opportunity to object, time permitting, to any such disclosure or to request confidential treatment thereof; or (b) the Recipient can demonstrate that (i) the information was public knowledge at the time of such disclosure by the Recipient, or thereafter became public knowledge, other than as a result of acts attributable to the Recipient in violation hereof-, (ii) the information was rightfully known by the Recipient (as shown by its written records) prior to the date of disclosure to the Recipient by the other party hereunder; (iii) the information was disclosed to the Recipient on an unrestricted basis by a Third Party not under a duty of confidentiality to the other party; or (iv) the information was independently developed by employees or agents of the Recipient without access to the Confidential Information of the other party.

                                                                 -Page 10 of 23-

                     ARTICLE VIII. INVENTIONS AND PATENTS
                     ------------------------------------

     8.1  Ownership of Inventions. Ownership of UNIVERSITY Patent Rights and
          -----------------------
UNIVERSITY Know-How developed by individuals providing technical assistance on behalf of UNIVERSITY pursuant to this Agreement shall be governed as if such UNIVERSITY Patent Rights and UNIVERSITY Know-How were developed pursuant to the Sponsored Research Agreement.

     8.2  Patent Rights Generally. Control over, and associated expenses for,
          -----------------------
the filing, prosecution, and maintenance of patents and patent applications relating to inventions licensed hereunder will be allocated according to Section
8.2 of the Sponsored Research Agreement. In the event that UNIVERSITY obtains additional licensees under any invention licensed by LICENSEE, LICENSEE shall pay only its pro rata share of patent-related expenses. LICENSEE shall have the right to cease paying for the filing, prosecution, or maintenance of any patent or patent application in any country upon thirty (30) days prior written notice to UNIVERSITY. In such event, LICENSEE will have no further rights under this Agreement with respect to such patent or patent application in such country, and LICENSEE agrees to assign to UNIVERSITY any rights LICENSEE may have in such patent or patent application in such country.

     8.3  Reimbursement of Expenses. LICENSEE shall reimburse UNIVERSITY for
          -------------------------
the reasonable expenses incurred by UNIVERSITY in relation to the filing, prosecution, and maintenance of patents and patents applications licensed hereunder; provided, however, that such expenses shall be equally divided among LICENSEE and any other licensees of the UNIVERSITY Patent Rights or the UNIVERSITY Know-How.

                       ARTICLE IX. TERM AND TERMINATION
                       --------------------------------

     9.1  Term. This Agreement shall expire upon the expiration of the last to
          ----
expire patent included with the UNIVERSITY Patent Rights.

     9.2  Termination by UNIVERSITY. UNIVERSITY's right to terminate the
          -------------------------
license set forth in Section 3 of this Agreement shall be as set forth in
Section 4.2.

     9.3  Termination by LICENSEE. LICENSEE may terminate the Agreement,
          -----------------------
in its sole discretion, upon written notice to UNIVERSITY.

     9.4  Termination for Cause. Except as otherwise provided in the
          ---------------------
Article below regarding force majeure, either party may terminate the Agreement upon or after the breach of any material provision of the Agreement by the other party, if the other party has not cured such breach within sixty (60) days after written notice thereof by the non-breaching party.

     9.5  Effect of Expiration or Termination. Expiration or termination
          -----------------------------------
of the Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination, and the provisions of Articles VI, VII, X and XIII shall survive the expiration or termination of the Agreement. The effect of termination by UNIVERSITY pursuant to Section 4.2 shall be as set forth therein. Upon expiration of the Agreement under Section 9.1 above,


                                                                 -Page 11 of 23-

LICENSEE shall have a fully-paid, non-exclusive license to make, have made, use, sell, license, market and otherwise exploit Products in the Territory.

             ARTICLE X.  INDEMNIFICATION; INSURANCE; AND LIABILITY
             -----------------------------------------------------

     10.1  Compliance with Government Regulations. The parties agree to
           --------------------------------------
comply with all regulations and safety standards of government agencies such as the FDA.

     10.2  Indemnification. LICENSEE shall defend, indemnify and hold
           ---------------
harmless UNIVERSITY, and its trustees, officers, employees and agents and their respective successors, heirs and assigns (the "Indemnitees"), against any and all liability, damage, loss or expense (including reasonable attorneys' fees and expenses of litigation) that may be incurred by or imposed upon the Indemnitees, or any of them, in connection with any Third Party claim, suit, demand, action or judgment arising out of the following:

          (a) the design, production, manufacture, sale, use in commerce, lease or promotion by LICENSEE or by an Affiliate or sublicensee of LICENSEE of any product, process or service relating to or developed pursuant to this Agreement; or

          (b) any other activities of LICENSEE or a sublicensee to be carried out pursuant to this Agreement.

LICENSEE'S indemnity under (a) shall apply to any liability, damage, loss or expense whether or not it is attributable to the negligent activities of the Indemnitees, and "Third-Party" claims under (a) shall be deemed to include LICENSEE'S cross-claims and Third-Party complaints against Indemnitees arising out of the matters described in (a) to the extent they are based on Third-Party claims against LICENSEE arising out of such matters. LICENSEE'S indemnification under (b) shall not apply to any liability, damage, loss or expense to the extent that it is attributable to the negligence or willful misconduct of the Indemnitees.

     10.3  Indemnification Procedure. A party (the "Indemnitee") that intends to
           -------------------------
claim indemnification under this article shall promptly notify LICENSEE of any loss, liability, damage or expense, or any claim, demand, action or other proceeding with respect to which the Indemnitee intends to claim such indemnification, and the Indemnitee shall provide LICENSEE with the sole control of the defense or settlement of any such claim, demand, action or other proceeding. LICENSEE's indemnity obligations under this article shall not apply to amounts paid in any settlement if effected without its consent. LICENSEE shall not settle or consent to an adverse judgment in any such claim, demand, action or other proceeding that directly affects the rights or interests of any Indemnitee or imposes additional obligations on such Indemnitee, without the prior express written consent of such Indemnitee, which consent shall not be unreasonably withheld or delayed. The Indemnitee, its employees and agents, shall cooperate fully with LICENSEE and its legal representatives in the investigation of any action, claim or liability covered by this indemnification.

     10.4  Liability Insurance. At such time as any product, process or service
           -------------------
relating to, or developed pursuant to, this Agreement is being commercially distributed or sold (other than for

                                                                 -Page 12 of 23-
the purpose of obtaining regulatory approvals) by LICENSEE or a sublicensee, LICENSEE shall at its sole expense, procure and maintain policies of comprehensive general liability insurance in amounts not less than *** per incident and *** in annual aggregate and naming the Indemnitees as additional insureds. Such comprehensive general liability insurance shall provide product liability coverage. LICENSEE shall provide UNIVERSITY with written evidence of such insurance upon request of UNIVERSITY. In the event the product liability coverage aforesaid is not occurrence liability, LICENSEE shall maintain such comprehensive general liability insurance for a reasonable period of not less than five (5) years after it has ceased commercial distribution or use of any product, process or service relating to, or developed pursuant to, this Agreement. If LICENSEE is unable to obtain the required amounts of insurance at commercially reasonable rates, UNIVERSITY will cooperate with LICENSEE to either obtain a waiver of this provision, assist in identifying a carrier to provide such insurance, or identify a program for self-insurance or other alternative measures. This Section 10.4 shall survive the expiration or termination of this Agreement. Upon request, LICENSEE shall provide UNIVERSITY with certificates of insurance evidencing its compliance with the insurance requirements of this Section.

     10.5  Additional Limitations of Liability. Notwithstanding the provisions
           -----------------------------------
Section 2.3, the liability of UNIVERSITY of for any and all breaches of this Agreement by a party other than UNIVERSITY, and for any and all failures of Products in the aggregate, shall be limited to *** of the cumulative royalties paid by LICENSEE, and LICENSEE hereby waives and disclaims the right to recover any damages in excess of such amount for any and all such breaches and for any and all such failures irrespective of whether such damages are direct, indirect, consequential, incidental, or any other types of damages and irrespective of whether based upon loss of investment, loss of production, lost profits, interest on investment, interruption of business, or any other loss of any character whatsoever. LICENSEE further agrees that its sole and exclusive remedy for any and all such breaches and any and all such failures shall be to recover damages actually sustained up to, and not in excess of, such amount. The foregoing notwithstanding, nothing in this Agreement shall limit LICENSEE'S right to seek equitable relief in the event of University's breach of Article VII or Article II of this Agreement.

     10.6  Limited Liability. In no event shall either party be liable to
           -----------------
the other or any third party for any special, consequential or incidental damages arising out of or related to this Agreement or with respect to any claim, demand, action or other proceeding relating to this Agreement however caused, and on any theory of liability (including negligence), whether or not the party has been advised of the possibility of such damages.

                          ARTICLE XI.  FORCE MAJEURE
                          --------------------------

     Neither party shall be held liable or responsible to the other party nor be deemed to have defaulted under or breached the Agreement for failure or delay in fulfilling or performing any term of this Agreement to the extent, and for so long as, such failure or delay is caused by or results from causes beyond the reasonable control of the affected party including but not limited to from, earthquakes, floods, embargoes, wars, acts of war (whether war is declared or not),

                                                                 -Page 13 of 23-

     *** Portions of this page have been omitted pursuant to confidential treatment request and filed separately with the Commission.

insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or other party.

                       ARTICLE XII.  DISPUTE RESOLUTION
                       --------------------------------

     12.1  Forum.  Any claim or controversy arising out of or relating to
           -----
this Agreement may be resolved by a court of competent jurisdiction located in Boston, Massachusetts.

     12.2  Injunctive Relief.  Each party acknowledges that a breach by the
           -----------------
other party of any provision of this agreement relating to Confidential Information would cause irreparable harm, that legal damages are not sufficient to remedy any such breach, and that the sufficiency of legal damages shall not constitute a ground for opposing any action for equitable relief with respect to any breach or prospective breach of any such provision. LICENSEE shall be entitled to seek equitable relief with respect to the prospective termination of this Agreement by UNIVERSITY.

                          ARTICLE XIII.  MISCELLANEOUS
                          ----------------------------

     13.1  Patent Policy.  This Agreement shall be subject to the Boston
           -------------
University Patent Policy, Charles River Campus, as in effect as of the Effective Date, a copy of which is attached hereto as Exhibit B.

     13.2  Notices.  Any consent, notice or report required or permitted to
           -------
be given or made under this Agreement by one party to the other party shall be in writing, shall be delivered personally, by confirmed facsimile transmissions, or by U.S. first class mail, courier or nationally recognized delivery service, and shall be addressed to the other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor. Except as otherwise provided in the Agreement, such consent, notice or report shall be effective upon receipt by the addressee.

     If to UNIVERSITY:

          Boston University
          Office of Technology Transfer
          Community Technology Fund
          80 East Concord Street, Suite L307C
          Boston, Massachusetts 02118
          Attention: Director
          Tel:  (617) 638-4540
          Fax:  (617) 638-4515

                                                                 -Page 14 of 23-
     with a copy to:

           Boston University
           Office of General Counsel
           125 Bay State Road
           Boston, Massachusetts 02215
           Attention:  Dennis Hart, Esq.
           Tel: (617) 353-2326
           Fax: (617) 353-5529

     If to LICENSEE:

           Sequenom, Inc.
           c/o Techno Venture Management
           101 Arch Street,
           Suite 1950
           Boston, Massachusetts 02110
           Attention:    Dr. Hubert Koster
           Tel:  (617) 345-9320
           Fax:  (617) 345-9377

     with a copy to:

           Foley, Hoag & Eliot
           One Post Office Square
           Boston, Massachusetts 02109
           Attention:    David R. Pierson, Esq.
           Tel:  (617) 832-1000
           Fax:  (617) 832-7000

     13.3  Governing Law. This Agreement shall be governed by, and construed and
           -------------
enforced in accordance with, the laws of The Commonwealth of Massachusetts, without regard to the conflicts of law principles thereof, and shall not be governed by the United Nations Convention on Contracts for the International Sale of Goods.

     13.4  U.S. Export Laws and Regulations.  Each party hereby
           --------------------------------
acknowledges that the rights and obligations of this Agreement are subject to the laws and regulations of the United States relating to the export of products and technical information. Without limitation, each party shall comply with all such laws and regulations.

     13.5  No Other Rights.  This Agreement shall not be construed to grant
           ---------------
any license or other rights to either party in any patent rights, know-how or other technology of the other, except as expressly provided in this Agreement.

                                                                 -Page 15 of 23-

     13.6  Waivers and Amendments.  No change, modification, extension,
           ----------------------
termination or waiver of this Agreement, or any of the provisions herein contained, shall be valid unless made in writing and signed by duly authorized representatives of the parties hereto.

     13.7  Entire Agreement.  This Agreement and the Sponsored Research
           ----------------
Agreement embody the entire understanding between the parties and supersede any prior understanding and agreements between and among them respecting the subject matter hereof. There are no representations, agreements, arrangements or understandings, oral or written, between the parties hereto relating to the subject matter of this Agreement which are not fully expressed herein.

     13.8  Independent Contractors.  UNIVERSITY and LICENSEE are
           -----------------------
independent contractors and are not, and shall not represent themselves as, principal and agent, partners or joint venturers. Neither party shall attempt to act, or represent itself as having the power, to bind the other or create any obligation on behalf of the other. Each party shall be solely responsible for the employment, direction and control of its employees and their acts.

     13.9  Severability.  Whenever possible, each provision of this
           ------------
Agreement will be interpreted in such manner as to be effective and valid under applicable law. The parties agree that (i) the provisions of this Agreement shall be severable in the event that any of the provisions hereof are for any reason whatsoever invalid, void or otherwise unenforceable, (ii) such invalid, void or otherwise unenforceable provisions shall be replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable, and (iii) the remaining provisions shall remain enforceable to the fullest extent permitted by law.

     13.10 Captions.  The Captions herein have been inserted solely for
           --------
convenience of reference and in no way define or limit the scope or substance of any provision of this Agreement.

     13.11 Certain Additional Definitions.  As used in this Agreement,
           ------------------------------
"herein" and "hereof' shall refer to this Agreement as a whole, and "including" shall mean "including but not limited to."

                                                                 -Page 16 of 23-

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as a document under seal by their duly authorized officers, as of the date first above written.

SEQUENOM, INC. (LICENSEE)                   TRUSTEES OF BOSTON UNIVERSITY
                                            (UNIVERSITY)

By:  /s/ John J. DiBello                    By:____________________________
   -------------------------

Name:   John J. DiBello                     Name:  John Bagalay
     -----------------------

Title:  Treasurer/CFO                       Title:  Assistant Treasurer
      ----------------------

                                                                 -Page 17 of 23-

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as a document under seal by their duly authorized officers, as of the date first above written.



SEQUENOM, INC. (LICENSEE)                   TRUSTEES OF BOSTON UNIVERSITY
                                            (UNIVERSITY)

By:________________________                 By:  /s/ John Bagalay
                                               ---------------------------------

Name:______________________                 Name:  John Bagalay


Title:_____________________                 Title:  Assistant Treasurer

                                                                 -Page 18 of 23-

                                                                       Exhibit A

                            UNIVERSITY Patent Rights

***


***


***


***


***


***


                                                                 -Page 19 of 23-


     *** Portions of this page have been omitted pursuant to confidential treatment request and filed separately with the Commission.

***


***


***


***
                                                                 -Page 20 of 23-



     *** Portions of this page have been omitted pursuant to confidential treatment request and filed separately with the Commission.

                                                                       Exhibit B

                                 Patent Policy

                                                                 -Page 21 of 23-

Boston University Patent Policy                      [university logo]

CHARLES RIVER CAMPUS
--------------------------------------------------------------------------------

PREAMBLE

The patent policy outlined herein is the Policy of the Trustees of Boston University (the "University"). The University recognizes that patentable inventions may be made in the course of research sponsored by the University and/or by others through the University. It is the policy of the University to
---
maximize the benefits to the individual who makes such patentable inventions, to the University and to the general public, and thus to stimulate initiative in the faculty, staff, and employees of the University. The University recognizes that this may best be accomplished through patenting and licensing such inventions in a manner consistent with the public interest, and for such purpose the University hereby establishes the patent policy set forth herein. This Policy supersedes all prior patent policies and amendments thereto applicable to the Charles River Campus.

1.  PATENT POLICY

       A. In order to protect the public good and the University, and in order to fulfill obligations to research sponsors, the University shall claim equity in all discoveries and its right to acquire the title to and control of such discoveries where the discoveries are made by faculty, staff, employees, or students (including all types of trainees or postgraduate fellows) working on or arising from programs supported in whole or in part by funds, space, personnel, or facilities provided by the University.

      B. When a discovery is made by an inventor outside of any program conducted by the University, and the inventor can demonstrate that the University did not provide or administer significant funds, space, personnel, or facilities for work leading to the discovery, the discovery shall remain the exclusive property of the inventor or his/her sponsor. The University shall not ordinarily consider provision of office, classroom, or library facilities as constituting significant use of University funds, space, personnel, or facilities. For purposes of this Policy, the term "Inventor" shall include all individuals who participated in and signed a disclosure statement respecting a discovery or invention.

     C. When necessary, the University Committee on Inventions and Discoveries ("Committee") shall decide whether an invention or discovery should be classified under Paragraph A or Paragraph B of this Paragraph 1. Persons or entities claiming a right to receive royalty interests under the provisions of Paragraph 4 may appeal the decision of the Committee to the President of the University. The President shall recommend final action to the Trustees, whose decision shall be final.

2.  ROYALTIES

Where the University is entitled to equity in a discovery, the Inventor shall receive 30 percent of the net royalties accruing therefrom unless the University recommends a lesser share, which shall not be less than 15 percent, based upon relevant circumstances relating to the discovery. In the event that the University determines that such lesser share is appropriate, the University shall in its sole discretion designate the recipient or recipients of the percentage share by which the Inventor's share has been reduced. The Community Technology Foundation (CTF) of Boston University, exclusive agent for the administration of patents or discoveries made within the University, shall receive 45 percent of the net royalties (see Paragraph 4). The remaining royalties from, and equities in, the invention shall be distributed to the School of the Inventor, or in the absence of a School's being involved, the primary unit or entity of the University with which the inventor works or is affiliated. Net royalties are defined as gross royalties less amounts granted by the University specifically for the invention or discovery process, and the costs of securing, protecting, preserving, and maintaining patents, and of licensing and marketing of the patent rights, or other costs or fees directly attributable to the inventions being licensed.

3.  DISCLOSURES

Because the securing of rights in discoveries and inventions depends on prompt and efficient patent application and administration, all faculty, staff, students, and employees of the University who make inventions or discoveries shall immediately disclose said inventions or discoveries to the CTF Patent Administrator and to the Inventor's supervisor. This disclosure obligation shall apply to all inventions and discoveries, without regard to whether they fall under Paragraph A or B above.

4.  PATENT ADMINISTRATION

CTF shall be the exclusive agent of the University for the administration of inventions and discoveries made within the University and covered under Paragraph l.A. CTF shall present the disclosures to the Committee. Such report shall state whether CTF has determined that an invention or discovery will be developed by the University. The Committee shall consist of eleven voting members, at least a majority of whom shall be faculty members from the Schools and Colleges of the University. The members of the Committee and the Chairman of the Committee shall be designated by the President of the University CTF.